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Exhibit 10.27
                     SUPPLEMENT TO THE EMPLOYMENT AGREEMENT

         This Supplement to the Employment Agreement (the "Supplemental Agreement") is effective on the date it is signed by both parties by and between DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation with its principal offices at 300 Executive Parkway, West, Hudson, Ohio 44236 (the "Company") and
J. WAYNE COLLEY, with his residence located at 4837 Arbour Green Drive, Bath, Ohio 44333 (the "Employee").

                                   WITNESSETH:
                                   -----------

         WHEREAS, pursuant to an Employment Agreement dated January 18, 2000, (the "Employment Agreement"), which is attached hereto as Exhibit A, between Company and Employee, Employee has been employed by Company as Executive Vice President and Chief Operating Officer of the Company; and

         WHEREAS, in connection with discussions between the Employee and the Company as evidenced by the letter executed on April 5, 2001 (the "Separation Letter"), the parties have agreed to enter into an agreement to terminate Employee's employment with the Company.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                     PURPOSE
                                     -------

         The purpose of this Supplemental Agreement is to amend and supplement the terms of the Employment Agreement as a result of the parties agreeing to terminate the Employee's employment with the Company as of March 30, 2001, as evidenced by the Separation Letter. It is the intention of the parties that Paragraphs 1-11 of this Supplemental Agreement shall replace in all material aspects, Paragraphs 1-11 of the Employment Agreement, unless otherwise noted below. All other provisions of the Employment Agreement remain intact, unless otherwise noted below.

1. DEFINITIONS. The definitions in this Supplemental Agreement shall have the same meanings as set forth in the Employment Agreement.

2. EMPLOYMENT. The employment of the Employee by the Company is terminated effective March 30, 2001 (the "Date of Termination").

3. TERM. Notwithstanding Paragraph 3 of the Employment Agreement, the "Employment Term," as such term is defined in the Employment Agreement, shall end on the Date of Termination.

4. DUTIES. Employee is released from his duties under the Employment Agreement as of the Date of Termination. However, Employee shall have the continuing obligations provided in Paragraphs 13(a) and 13(b) of the Employment Agreement.


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5. SALARY. The Company is released from its obligation to pay the Employee his
     Base Salary pursuant to Paragraph 5 of the Employment Agreement as of the Date of Termination.

6. BONUS ARRANGEMENTS. Employee shall not be entitled to receive any bonus payments from the Company.

7. EXPENSES.Pursuant to the Employment Agreement, the Company agreed to reimburse Employee for reasonable and necessary travel, business, entertainment and other business expenses. The Company agrees to reimburse Employee for all reasonable and necessary travel, business, entertainment and other business expenses incurred or expended by him incident to the performance of his duties hereunder, prior to March 30, 2001, upon submission by the Employee to the Company of vouchers or expense statements
     (i) satisfactorily evidencing the occurrence of such expenses and (ii) that would enable the Company to deduct expenses from its income under applicable tax laws. Any submissions pursuant to this Paragraph must be made to the Company prior to May 15, 2001.

8. EMPLOYEE BENEFITS, VACATION.

     (a) Other than the group health benefits and the Company retirement plans, the Employee's participation, if any, in all other employee benefit plans, programs, policies and arrangements of the Company, including any disability or life insurance benefits, shall be deemed to have terminated as of March 30, 2001, and Employee shall not be entitled to accrue any other benefit.

     (b) The Company shall pay the Employee for any accrued but unused vacation, for a period of up to four (4) weeks.

     (c) Employee shall be entitled to any retirement benefits Employee has accrued ("accrued retirement benefits") up to March 30, 2001. Employee shall not be eligible to accrue any retirement benefits after March 30, 2001.

9. Automobile. The Employee agrees to return the Company-leased vehicle, and any other property of the Company in his possession, no later than April 11, 2001, or such date as may be mutually agreed between the Company and the Employee.

10. PERMANENT DISABILITY. The Employee's ability to receive any Company provided permanent disability benefits shall be deemed to have terminated on March 30, 2001.

11. DEATH. The Employee's ability to receive any Company provided death benefits shall be deemed to have terminated on March 30, 2001.

12. TERMINATION.

     (a) Notwithstanding the terms of Paragraphs 12(b)(i) and (ii) of the Employment Agreement, the Company's sole Base Salary payment obligation shall be to pay the Employee, as severance pay and in consideration of the Employee's continued obligations provided for in Paragraph 13(a) and 13(b) of the Employment Agreement, his


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          regular bi-weekly pay from the Date of Termination through either the closing of the Company's pending sale/merger, or July 28, 2001, whichever comes first. Within five (5) business days of the end of the bi-weekly payments, the Employee will receive a lump sum equal to the difference between one (1) year of Base Salary, as that term is defined under the Employment Agreement, and the sum of the bi-weekly payments that have already been paid to the Employee, pursuant to this Paragraph 12(a).

     (b) Notwithstanding Paragraph 12(b)(vi) of the Employment Agreement, the Company agrees to provide Employee and his eligible dependents with the health, medical, dental and hospitalization plans maintained by the Company in which the Employee and his dependents currently participate, as the same may be modified from time to time, for a period of one (1) year from the Date of Termination, March 30, 2001, until March 30, 2002. The Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") period shall begin March 30, 2001. After March 30, 2002, the Employee and his eligible dependents shall be entitled to continue the health, medical, dental and hospitalization plans at their own expense for the remaining portion of such COBRA eligibility period.

13. DEDUCTIONS AND WITHHOLDING. The Employee agrees that the Company shall withhold from any and all payments to be made to the Employee pursuant to this Supplemental Agreement, all federal, state, local and/or other taxes, which the Company determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

14. RELEASE OF COMPANY. As consideration for the covenants, payments and benefits contained herein, Employee, for himself and his heirs, agents, representatives, successors and assigns, hereby irrevocably and unconditionally releases, remits, acquits, and discharges Company, its officers, directors, shareholders, agents, employees, affiliates, related companies or entities, successors and assigns (separately and collectively "Releasees"), jointly and individually, from any and all claims, obligations, demands, liabilities, damages and causes of action of any nature or kind whatsoever, known or unknown, which Employee has or may have against Releasees, including, but not limited to, those based upon, relating to, or arising from the creation, existence or termination of the "employer/employee" relationship, and does hereby covenant not to file a lawsuit to assert such claims. This includes, but is not limited to, any and all claims or liabilities arising under or out of any federal, state or local law, rule or regulation, whether those claims are past or present, whether they arise from equity, common law, tort or statute, such as ERISA, and whether they arise from labor laws or discrimination laws, such as the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1974, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, or any other federal, state or local law, rule or regulation dealing with employment discrimination on any basis. This release also applies to any claim, whether or not based on any contract, express or implied, oral or in writing, to continued employment with Company. Further, this release applies to claims for any relief, no matter how called, including but not limited to wages, backpay, frontpay, compensatory damages, punitive damages or damages for pain or suffering.


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     Employee further agrees that he will neither seek nor accept any further benefit or consideration from any source whatsoever in respect to any claims which Employee has asserted or could have asserted against Company. Employee has twenty-one (21) days from the date Employee receives this Supplemental Agreement to sign and return an executed copy of the Supplemental Agreement. If Employee decides to sign this Supplemental Agreement, Employee will then have a period of seven (7) calendar days following signing to decide whether or not to change his mind and revoke or cancel the Agreement. Employee may revoke or cancel this Supplemental Agreement only by giving formal, written notice of revocation to Alice Guiney, Vice President, Human Resources, Dairy Mart Convenience Stores, Inc., 300 Executive Parkway West, Hudson, Ohio 44236. For this notice of revocation to be effective, it must be delivered to Alice Guiney or to someone authorized to receive documents for her, at the above address, by no later than the close of business on the eighth (8th) day following the date Employee signed the Supplemental Agreement. If notice that Employee has so revoked is not received by Alice Guiney, or someone authorized to receive documents for her, by the close of business on the eighth (8th) day following the date Employee signed the Supplemental Agreement, then the ninth (9th) day after Employee's signing shall become the effective date of this Agreement. On that date, the rights of both Company and Employee would then become fully enforceable. Employee acknowledges that: (a) Employee has had ample time to review all provisions of this Supplemental Agreement and fully understands what its provisions mean, (b) Employee has been encouraged by Dairy Mart to review this Supplemental Agreement with his legal counsel and other advisors, and has had ample time to do this, and
     (c) Employee is entering into this Supplemental Agreement of Employee's own free will and choice, without being pressured, forced or coerced into signing; Employee is of sound mind; and there is no reason why Employee would be unable to make a knowing and voluntary decision to agree to this Supplemental Agreement.

15. RELEASE OF EMPLOYEE. As consideration for the covenants contained herein, the Company, its officers, directors, shareholders, agents, employees, affiliates, related companies or entities, successors and assigns (separately and collectively "Releasors") hereby irrevocably and unconditionally release, remit, acquit, and discharge the Employee from any and all claims, obligations, demands, liabilities, damages and causes of action of any nature or kind, whatsoever, known or unknown, which Releasors have or may have against Employee, including but not limited to, those based upon, relating to, or arising from the creation, existence or termination of the "employer/employee" relationship, and do hereby covenant not to file lawsuit to assert such claims. This includes, but is not limited to, any and all claims or liabilities arising under or out of any federal, state or local law, rule or regulation, whether those claims are past or present, whether they arise from equity, common law, tort or statute. Further, this release applies to claims for any relief, no matter how called, including but not limited to, compensatory damages or punitive damages. Releasors further agree that they will neither seek nor accept any further benefit or consideration from any source whatsoever in respect to any claims which Releasors have asserted or could have asserted against Employee.

16. NO ADMISSION OF LIABILITY OR WRONGDOING. Employee hereby agrees that the execution of this Supplemental Agreement does not in any way admit liability or wrongdoing by any party.

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17. NO WAIVER OF PROSPECTIVE CLAIMS. Employee acknowledges and agrees that this
     Supplemental Agreement does not waive any claims he or the Company may have which arise after the date this Supplemental Agreement is signed.

18. NO RELIANCE. Employee acknowledges and agrees that he has not relied on any representations, promises or agreements of any kind made to him in connection with his decision to sign this Supplemental Agreement, except for those set forth in this Supplemental Agreement and the documents attached hereto.

19. OTHER BENEFITS. Employee understands that this Supplemental Agreement in no way affects any rights he may otherwise have for benefits under the retirement plans, or any other applicable retirement plan of Company, or with respect to workers' compensation benefits or unemployment compensation entitlements under applicable local law.

20. CONFIDENTIALITY. The parties hereto agree that the terms and conditions of this Supplemental Agreement are confidential and shall not be disclosed to any person other than those who must perform tasks to effectuate this Supplemental Agreement.

21. LEGALLY BINDING. The parties hereto intend this Supplemental Agreement to be legally binding upon and inure to the benefit of each of them and their respective successors and assigns.

22. GOVERNING LAW. This Supplemental Agreement shall be governed by and interpreted under the laws of the State of Ohio without giving effect to the conflict of laws provisions thereof.

23. SEVERABILITY. The parties agree that the invalidity or unenforceability of any provision of this Supplemental Agreement shall not affect the validity or enforceability of any other provision of this Supplemental Agreement, which shall remain in full force and effect. Consequently, if a final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable terms or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and that the failure to exercise such power would be inconsistent with the specific and mutual intent of the parties hereto.

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         IN WITNESS WHEREOF, the parties have executed this Supplemental

Agreement in duplicate at ____________________, _____________________, this ____

day of _________________, 2001.

         PLEASE READ THIS DOCUMENT CAREFULLY. IT IS A LEGAL DOCUMENT. IT INCLUDES AN AGREEMENT BY EMPLOYEE TO GIVE UP ALL KNOWN AND UNKNOWN CLAIMS AGAINST DAIRY MART CONVENIENCE STORES, INC., ITS SUCCESSORS,
     SUBSIDIARIES AND AFFILIATES (AND ALL EMPLOYEES, AGENTS AND OFFICERS OF SUCH ENTITIES). REFER TO PARAGRAPHS ABOVE FOR THE TIME LIMITS WHICH YOU
          ARE AFFORDED 1N CONNECTION WITH YOUR DECISION IN THIS MATTER.

EMPLOYEE                                    DAIRY MART CONVENIENCE STORES, INC.



/s/ Wayne Colley                            By:/s/ Alice Guiney
------------------------------------           ---------------------------------
J. WAYNE COLLEY
                                            Its:V.P. Human Resources
                                            ------------------------------------


April 20, 2001                              April 20, 2001
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Date                                        Date


Witness:                                    Witness:


/s/ Terry Frame                             /s/ Michael Ewald
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